Exhibit 99.(P)(37)

Global Wealth and Asset Management and General Account Investments Code of Ethics Policy Sponsor GWAM CCO/Global Ethics Office Segment (s) GWAM Legal Entities GWAM Advisers Committee or Executive Approval GWAM CCO Review Cycle 1 Year Last Update October 2024 Related Documents Global Entertainment and Gift Policy Pay to Play Policy Company policy documents are for internal use only and may not be shared outside the Company, in whole or part, without prior approval from the Global Compliance Chief who will consult as appropriate with the Policy Sponsor and Legal Counsel when deciding whether to approve and the conditions attached to any approval. This Policy was written in English and translated to other language versions; in the event of any inconsistency or discrepancy between the language versions, the English version must be given priority of interpretation over other language versions. QUESTIONS RELATED TO THE POLICY If you have a question in relation to the Policy or require training, please contact: INVDIVCodeofEthics@manulife.com PURPOSE AND SCOPE See Section 1: Purpose POLICY STATEMENT See opening remarks by our President & CEO, and Chief Investment Officer. ROLES AND RESPONSIBILITIES Review Section 2: Code Applicability. DEFINITIONS See Appendix A. COMPLIANCE Compliance with the Policy will be monitored and administered by the Global Ethics Office. EXCEPTIONS See Section 8.2: Exemptions and Appeals 1

Every day we make individual choices which reflect on the collective reputation of the Manulife and John Hancock brands. Our global standards for business ethics and our well-regarded reputation for integrity differentiates our brands in the marketplace and are critical factors to our past and future success. We are proud of Manulife’s culture of doing business the right way and underscore the need to continue to conduct our business in this manner. To this end, Global Wealth and Asset Management and General Account Investments have adopted this code of ethics to promote compliance with applicable law, as well as to address certain potential and actual conflicts of interest which can arise between our personal interests and the interests of our Clients. This code of ethics has been designed to reflect our values as a global organization and demonstrate the importance of the trust our Clients have placed in Manulife and the duties we owe to our Clients. Paul Lorentz President & CEO Global Wealth and Asset Management Trevor Kreel Chief Investment Officer Manulife Financial Corporation 2

Table of Contents 1. PURPOSE................................................................................................................................................... 5 2. CODE APPLICABILITY............................................................................................................................... 5 2.1 GWAM AND GA ASSOCIATE ................................................................................................................... 5 2.2 GWAM AND GA ACCESS PERSON (“ACCESS PERSON”) ..................................................................... 5 3. ACCESS CLASSIFICATION LEVELS AND APPLICABLE RULES ............................................................ 6 3.1 ACCESS CLASSIFICATION LEVELS - SCHEMATIC ................................................................................ 7 4. GENERAL PRINCIPLES OF BUSINESS CONDUCT................................................................................. 7 4.1 GENERAL PRINCIPLES OF BUSINESS CONDUCT................................................................................. 7 4.2 PERSONAL TRADING CONFLICTS OF INTEREST.................................................................................. 8 4.3 CONFIDENTIAL INVESTMENT INFORMATION........................................................................................ 8 4.4 MNPI RELATED TO MANULIFE SECURITIES AND MANULIFE AFFILIATED FUNDS............................ 8 4.4.1 DISCLOSURE OF PORTFOLIO HOLDINGS PROCEDURES – JOHN HANCOCK FUNDS ......................... 8 4.5 FALSE RUMOURS ..................................................................................................................................... 9 4.6 SUPERVISORY OVERSIGHT .................................................................................................................... 9 4.7 SPECIAL REQUIREMENTS FOR REAL ASSETS ..................................................................................... 9 4.8 SHARED BUSINESS ENTERTAINMENT AND GIFTS............................................................................... 9 4.9 PAY TO PLAY........................................................................................................................................... 10 4.10 OUTSIDE BUSINESS ACTIVITIES ............................................................................................................... 10 4.11 REPORTING VIOLATIONS OF THE CODE............................................................................................. 10 4.12 INITIAL CODE CERTIFICATION ............................................................................................................. 11 4.13 QUARTERLY CODE CERTIFICATION ......................................................................................................... 11 4.14 ANNUAL CODE CERTIFICATION ................................................................................................................ 11 5. PERSONAL TRADING RULES................................................................................................................. 11 5.1 NO LIABILITY FOR LOSSES.................................................................................................................... 11 5.2 WHAT SECURITIES ARE SUBJECT TO THE PERSONAL TRADING RULES?..................................... 11 5.3 REQUIREMENT TO REPORT SECURITIES ACCOUNTS ...................................................................... 12 5.3.1 MANAGED ACCOUNTS............................................................................................................................... 12 5.3.2 MANAGED ACCOUNT QUALIFICATION PROCESS .................................................................................. 13 5.4 DUPLICATE TRANSACTION CONFIRMATIONS AND STATEMENTS................................................... 13 5.5 U.S.-BASED PREFERRED BROKERAGE ACCOUNT REQUIREMENT................................................. 13 5.6 INITIAL HOLDINGS REPORT AND CERTIFICATION ............................................................................. 13 5.7 QUARTERLY TRANSACTIONS REPORT AND CERTIFICATION .......................................................... 13 5.8 REPORTING OF SECURITIES AS GIFTS, DONATIONS, AND INHERITANCES................................... 14 5.9 ANNUAL HOLDINGS REPORT AND CERTIFICATION........................................................................... 14 5.10 ACCESS PERSON’S RESPONSIBILITY REGARDING TRANSACTIONS AND HOLDINGS DATA ............ 14 5.11 PRE-CLEARANCE APPROVAL REQUIREMENT......................................................................................... 14 5.12 TERMS OF PRE-CLEARANCE ..................................................................................................................... 15 5.12.1 SAME DAY APPROVAL WINDOW............................................................................................................. 15 5.12.2 RESTRICTION ON SECURITIES UNDER ACTIVE CONSIDERATION ................................................... 15 5.12.3 LIMIT ORDERS AND SPECIAL ORDERS.................................................................................................. 15 5.12.4 MIM PUBLIC MARKETS INVESTMENT TEAM HOLD UNTIL SOLD RULE .............................................. 15 5.12.5 INITIAL PUBLIC OFFERINGS & INITIAL COIN OFFERINGS & PRIVATE PLACEMENTS....................... 15 5.12.6 INITIAL PUBLIC OFFERINGS, INITIAL COIN OFFERINGS & PRIVATE PLACEMENT APPROVALS .... 15 5.13 INVESTMENT CLUBS................................................................................................................................... 16 3

5.14 OWNERSHIP BAN: SECURITIES OF JOHN HANCOCK FUNDS SUB-ADVISERS .................................... 16 5.15 RESTRICTIONS ON MANULIFE SECURITIES ............................................................................................ 16 5.15.1 REQUIREMENT TO PRE-CLEAR SALES OF MFC SHARES IN THE GSOP PROGRAM........................ 16 5.16 SHORT TERM PROFIT BAN (“60 DAY RULE”) ............................................................................................ 16 5.17 SAME DAY FIRM TRADE RULE ................................................................................................................... 17 5.17.1 MARKET CAP SECURITIES EXCEPTION ................................................................................................ 17 5.18 EXCESSIVE TRADING IS DISCOURAGED.................................................................................................. 17 5.19 INFORMATION BARRIERS........................................................................................................................... 17 6. ADDITIONAL PERSONAL TRADING RULES FOR FRONT-OFFICE ACCESS PERSONS ..................... 17 6.1 15 DAY FIRM TRADE RULE...................................................................................................................... 18 6.1.1 MARKET CAP SECURITIES EXCEPTION................................................................................................... 18 6.1.2 DE MINIMIS TRADING EXCEPTION ........................................................................................................... 18 6.2 INITIAL PUBLIC OFFERING BAN.............................................................................................................. 18 6.3 ADDITIONAL RESTRICTIONS – HONG KONG-BASED ACCESS PERSONS ONLY.............................. 18 7. ADDITIONAL PERSONAL TRADING RULES FOR MIM PUBLIC MARKETS FRONT-OFFICE ACCESS PERSONS ................................................................................................................................................. 18 7.1 MIM PUBLIC MARKETS INVESTMENT TEAM HOLD UNTIL SOLD RULE.............................................. 19 8. ADMINISTRATION OF THE CODE ........................................................................................................... 19 8.1 PENALTIES FOR CODE VIOLATIONS ..................................................................................................... 19 8.2 EXEMPTIONS AND APPEALS .................................................................................................................. 19 8.3 CODE AMENDMENTS............................................................................................................................... 19 8.4 PRIVACY.................................................................................................................................................... 19 8.5 CODE ADMINISTRATION.......................................................................................................................... 20 8.5.1 CONTACT..................................................................................................................................................... 20 8.6 RECORDKEEPING.................................................................................................................................... 20 Appendix A............................................................................................................................................................ 21 Appendix B............................................................................................................................................................. 26 Appendix C ............................................................................................................................................................ 28 4

1. PURPOSE Global Wealth and Asset Management (“GWAM”) and General Account Investments (“GA”) and certain regulated entities listed in Appendix B (together the “Firm”) have adopted this Code of Ethics (the “Code”) to promote compliance with applicable law. 1 This Code is separate and distinct from the Manulife Code of Business Conduct and Ethics. It is a supplementary standard of business conduct for asset managers and their employees to prevent those abuses in the investment management business that can arise when certain conflicts of interest exist between an investment manager, including its personnel and affiliates, and accounts managed for its Clients. By adopting and enforcing this Code, we strengthen the trust and confidence entrusted in us by demonstrating that at Manulife, Client interests come first. 2. CODE APPLICABILITY This Code is applicable to Associates of the Firm. Adherence to the General Principles of Business Conduct, and other provisions of this Code as applicable, are a condition of employment. 2.1 GWAM AND GA ASSOCIATE Associates are: (i) any partner, officer, director, or other person occupying a similar status or performing similar functions of the Firm (ii) an employee of the Firm (iii) any person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm (iv) any person meeting the definition of Access Person (v) an Advisory Person of a Fund (vi) certain Manulife Affiliate persons who engage, directly or indirectly, in the Firm’s investment advisory activities and (vii) any other person who the Code Administrator deems an Associate. 2 2.2 GWAM AND GA ACCESS PERSON (“ACCESS PERSON”) Additionally, Associates who have access to certain investment information and the investment decision-making process are further classified by the Code Administrator into one of three Access Person levels and therefore subject to the personal trading rules and obligations of their Access Person classification level. 1 This Code has been designed to be applicable across GWAM and GA and certain regulated entities listed in Appendix B (together the “Firm”), however it is being implemented in a multi-phased, multi-year project. In the interim, Associates may be subject to another code of ethics. See Appendix B for the legal entities that have adopted this Code to date. Associates at CQS are not subject to the Global Wealth and Asset Management and General Account Investments Code of Ethics administered on Manulife’s instance of StarCompliance, rather, are subject to the relevant CQS Policies and Procedures admini stered on CQS’s instance of StarCompliance. 2 The Code Administrator may modify the requirements of this Code for those Associates whose covered status is expected not to exceed 90 days (for instance contractors, co-ops and interns) or in instances where a person is subject to another code of ethics or fiduciary duty and where the modification is not otherwise specifically prohibited by law. In reliance on an SEC no -action letter, the Code Administrator may include in the definition of “Associate” any person of a Manulife Affiliate who is engaged, directly or indirectly in the Firm’s investment advisory activities. 5

3. ACCESS CLASSIFICATION LEVELS AND APPLICABLE RULES Associates are categorized into one of the following Access Classification Levels for purposes of applying the rules in this Code: ACCESS CLASSIFICATION LEVELS DEFINITION APPLICABLE SECTION(S) OF RULES IN THIS CODE Non-Access Person Associates (as defined in Section 2.1) who are not deemed to be an Access Person. Section 4 Regular Access Person Any Associate who, in connection with their regular functions or duties: (i) has or may have access to non-public information regarding the purchase or sale of securities or non-public information regarding the portfolio holdings of Client or Firm accounts (ii) has or may have access to material, non-public Securities information (including material non-public information regarding affiliated mutual funds, ETFs, etc.). Examples: Sales, Marketing, Product, Client Service, IT, Finance, Operations, Legal, Compliance, Risk, Audit and certain related support staff. Section 4 Section 5 General Account/Manulife Investment Management Private Markets (“MIM Private Markets”) Front- Office Access Person Any GA or MIM Private Markets Associate who, in connection with their regular functions or duties, makes or participates in/supports making recommendations regarding the purchase or sale of Securities for Client or Firm accounts, or provides direct administrative support to a General Account/MIM Private Markets Associate who makes or participates in/supports recommendations. Examples: Portfolio Management, Analysts, Traders, Credit, ALM, Real Estate, Commercial Mortgages and certain related support staff Section 4 Section 5 Section 6 Manulife Investment Management Public Markets (“MIM Public Markets”) Front-Office Access Person Any MIM Public Markets Associate who, in connection with their regular functions or duties, makes or participates in/supports making recommendations regarding the purchase or sale of Securities for Client or Firm accounts, or provides direct administrative support to a MIM Public Markets Associate who makes or participates in/supports recommendations. Examples: Portfolio Managers, Analysts, Traders and certain related support staff Section 4 Section 5 Section 6 Section 7 6

ACCESS CLASSIFICATION LEVELS GENERAL PRINCIPLES OF BUSINESS CONDUCT (SECTION 4) PERSONAL TRADING RULES (SECTION 5) ADDITIONAL PERSONAL TRADING RULES (SECTION 6) ADDITIONAL PERSONAL TRADING RULES (SECTION 7) – 3.1 ACCESS CLASSIFICATION LEVELS - SCHEMATIC Non-Access Person Regular Access Person GA/MIM Private Markets Front-Office Access Person MIM Public Markets Front-Office Access Person 4. GENERAL PRINCIPLES OF BUSINESS CONDUCT Applicable to All Access Classification Levels The rules in this Section are applicable to all Access Classification Levels: • Non-Access Person • Regular Access Person • GA/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person 4.1 GENERAL PRINCIPLES OF BUSINESS CONDUCT Adherence to the General Principles of Business Conduct and other provisions of this Code is a condition of employment. Additionally, while the Code contains specific restrictions and limitations designed to prevent certain defined types of conflicts, the Firm recognizes that not every potential conflict of interest can be anticipated by the Code. Therefore, it is critical that the Code’s General Principles of Business Conduct be followed in the absence of a specific Code requirement or limitation. Each Associate is expected to adhere to a high standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with the accounts we manage, or situations that have the potential to cause damage to Manulife or a Manulife Affiliates’ reputation. To this end, each Associate must act with integrity, honesty and in an ethical manner. The following General Principles of Business Conduct govern the activities of our busines s and every Associate: 7

• We have a fiduciary duty to place the interests of our Clients first. Consistent with our fiduciary duty, we must also never (i) employ any device, scheme or artifice to defraud a Client (ii) make any untrue statement of a material fact to the Client or an account we manage or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading. • All personal Securities transactions must be conducted consistent with the applicable provisions of the Code, and in such a manner as to avoid any actual or potential conflict of interest and any other abuse of trust or responsibility. • We should not take inappropriate advantage of our position or engage in any fraudulent or manipulative practice (such as front-running or manipulative market timing) with respect to the accounts we manage. • We must treat as confidential any non-public or confidential information concerning the identity of Security holdings and financial circumstances of the Firm or our Clients. • We must comply with all applicable laws including applicable domestic and foreign Securities Laws. 4.2 PERSONAL TRADING CONFLICTS OF INTEREST The Code represents a balancing of important interests. On the one hand, we owe a duty of loyalty to our Clients, and we must avoid even the appearance of a conflict that might be perceived as abusing the trust Clients have placed in us. On the other hand, the Firm does not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or are immaterial to investment decisions affecting our Clients or the accounts we manage. When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Associates owe a fiduciary duty to our Clients, and the accounts we manage. In most cases, this means that the affected Associates will be required to forego conflicting Securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Client portfolios or taking unfair advantage of the account relationship. 4.3 CONFIDENTIAL INVESTMENT INFORMATION Information acquired by Associates in connection with their duties for the Firm including information regarding actual or contemplated investment decisions, non-public portfolio composition, proprietary research, research recommendations, investment recommendations, or Firm or Client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of the accounts we manage. Additionally, Associates are reminded that certain Clients have specifically required their relationship with us to be treated confidentially. 4.4 MNPI RELATED TO MANULIFE SECURITIES AND MANULIFE AFFILIATED FUNDS Material, non-public information (“MNPI”) related to Manulife Securities, Manulife Affiliated Mutual Funds, or Affiliated Regulated Closed-End Funds acquired by Associates in connection with their duties for the Firm is confidential and may not be used for direct or indirect personal or family benefit including personal trading. 4.4.1 DISCLOSURE OF PORTFOLIO HOLDINGS PROCEDURES – JOHN HANCOCK FUNDS The Boards of Directors/Trustees of all John Hancock Affiliated Funds advised by JHIM, LLC and/or JHVTA, LLC. have adopted procedures designed to ensure non -public information regarding Fund portfolio holdings are not disclosed except in limited circumstan ces to any person, including affiliated persons, on a “need to know” basis (i.e., the person receiving the information must have a legitimate business purpose for obtaining the information prior to it being publicly available and you must have 8 a legitimate business purpose for disclosing the information in this manner). Non -public information regarding Fund portfolio holdings is confidential and the intent of the procedures is to guard against selective disclosure of such information in a manner that would not be in the best interest of Fund shareholders. Please consult with the John Hancock Funds CCO for more information. 4.5 FALSE RUMOURS The Securities Laws prohibit the deliberate or reckless use of manipulative devices or activities with an intention to affect the Securities markets, including the intentional creation or spreading of false or unfounded rumors or other information. Accordingly, Associates may not communicate information regarding companies, Securities, or markets that they know to be false. 4.6 SUPERVISORY OVERSIGHT All Associates with managerial responsibility are responsible for the reasonable supervision of their staff to prevent and detect violations of this Code and applicable rules and regulations. Failure to perform adequate oversight can result in the manager being held personally liable by regulators for violations of the Securities Laws and the Code. 4.7 SPECIAL REQUIREMENTS FOR REAL ASSETS Associates are prohibited from knowingly engaging in for (direct or indirect) personal or family benefit any of the following activities: • Employing, hiring, or contracting with vendors for the provision of goods or services to Manulife or Manulife-managed properties or businesses; • Utilizing for personal purposes the paid or unpaid services of a Manulife or Manulife-managed property vendor (including the services of the vendor’s employees); • Purchasing or selling property adjacent to existing or proposed Manulife or Manulife-managed properties or businesses; • Purchasing, selling, or transferring mineral or other land-related rights impacting existing or proposed Manulife or Manulife-managed properties or businesses; • Leasing a real estate interest to or from a Manulife or Manulife-managed property; or • Exploiting Manulife or Manulife-managed properties or assets (including rental space and equipment or supplies) for personal use. 4.8 SHARED BUSINESS ENTERTAINMENT AND GIFTS The Firm has adopted the “GLOBAL ENTERTAINMENT & GIFT POLICY.” Although the Firm recognizes that the giving or receiving of shared business entertainment and modest gifts is a customary way to strengthen business relationships, and with some restrictions, is a lawful and proper business practice, they have adopted the policy to: • Protect Associates from being improperly influenced (or perceived to be improperly influenced) in the discharge of their responsibilities because of excessive or improper shared business entertainment or gifts from a business partner or Client; • Ensure that the giving of shared business entertainment or gifts to business partners or Clients does not exclude the Firm from certain investment management and business opportunities; and • Ensure that Associates do not engage in shared business entertainment or gift practices that constitute (or appear to constitute) a corrupt business practice, including bribery. All Associates must abide by the specific standards and disclosure requirements of the “GLOBAL ENTERTAINMENT & GIFT POLICY.” 9

Additionally, Associates are required to report their shared business entertainment and gift activity in StarCompliance, the Code of Ethics administrative system, as well as certify to their adherence to the “GLOBAL ENTERTAINMENT & GIFT POLICY” on a quarterly basis. Certain associates may have additional requirements and/or restrictions regarding entertainment and gifts pursuant to specific legal entity policies in which they are covered associates, including Financial Industry Regulatory Authority (“FINRA”) registered associates. 4.9 PAY TO PLAY The Firm has adopted the “PAY TO PLAY POLICY” to ensure that certain GWAM and GA legal entities (each a “U.S. Adviser”) comply with applicable pay to play laws and are not disqualified from pursuing new government Client opportunities (including public pension fund Clients), or from receiving advisory compensation from existing government Clients. The Policy outlines its applicability to certain U.S. Advisers and Associates of those U.S. Advisers that must comply with the specific standards and requirements of the policy. Additionally, Associates are required to pre-clear and report their political contributions and certify to their adherence to the “PAY TO PLAY POLICY” in StarCompliance on a quarterly and annual basis. 4.10 OUTSIDE BUSINESS ACTIVITIES The Firm has established a reporting and pre-clearance process to identify and address certain actual or potential conflicts of interest related to an Associate’s outside business activities. Associates are required to pre-clear and disclose in StarCompliance their outside employment positions, board or officer positions with a business or charitable organization, positions with portfolio companies or other portfolio advisory positions, positions on loan or creditor committees, positions with government or quasi-government bodies, and board or officer positions with industry or professional organizations (including any positions of influence that conflict with your role at the firm). This includ es activities on both a paid and unpaid basis. Additionally, Associates are required to certify that they have disclosed all outside business activities in StarCompliance on a quarterly and annual basis. 4.11 REPORTING VIOLATIONS OF THE CODE Associates who know or have reason to believe that the Code has been or may be violated must bring such actual or potential violations to the immediate attention of the Code Administrator and/or the relevant Chief Compliance Officer. Associates are encouraged to communicate with the Code Administrator and/or the relevant Chie f Compliance Officer, if they have a doubt about a provision of the Code pertinent to a specific situation, business practice or potential conflict of interest. It is a violation of the Code for an Associate to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of the Code. No person will be subject to penalty or reprisal for reporting in good faith suspected violations of the Code. Additionally, unethical, unprofessional, illegal, fraudulent or other questionable behavior may also be anonymously reported by visiting the confidential Manulife Ethics Hotline at www.ManulifeEthics.com. 10

4.12 INITIAL CODE CERTIFICATION Within 10 calendar days after designation as an Access Person, each Associate is required to certify in StarCompliance their initial receipt of the Code including that they have read and understood the Code and agree to comply with the applicable provisions of the Code. 4.13 QUARTERLY CODE CERTIFICATION Each Associate is required to certify in StarCompliance on a quarterly basis that they are in compliance with the applicable provisions of the Code. 4.14 ANNUAL CODE CERTIFICATION Each Associate, on an annual basis, is required to certify in StarCompliance that they have read and understood the Code, have complied with the applicable provisions of the Code (or have disclosed any failure to comply with the provisions of the Code to the Code Administrator) during the past year. 5. PERSONAL TRADING RULES Applicable to All Access Persons The rules in this Section are applicable to the following Access Classification Levels: 3 • Regular Access Person • General Account/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person 5.1 NO LIABILITY FOR LOSSES Manulife and/or Clients will not be liable for any losses incurred or profits avoided by any Access Person or Household Family Member resulting from the implementation or enforcement of the Code. The definition of a Household Family Member includes an Access Person’s spouse, significant other, minor children or other family members who also share the same household with the Access Person. Access Persons must understand that their ability (as well as the ability of their Household Family Members) to buy and sell Securities may be limited by the Code and that trading activity by the Firm, Clients and/or other Manulife Affiliates may affect the timing of when an Access Person (as well as a Household Family Member) can buy or sell a particular Security. 5.2 WHAT SECURITIES ARE SUBJECT TO THE PERSONAL TRADING RULES? Securities in which the Access Person has a Beneficial Interest are subject to the Code’s personal trading restrictions and requirements. An Access Person is deemed to have a Beneficial Interest in any Security where the Access Person controls or can directly or indirectly profit or share in the profit derived from a transaction in a Security. An Access Person is presumed to have a Beneficial Interest in the following Securities: • Securities owned by an Access Person in their name; • Securities owned by Household Family Members; • Securities owned by an Access Person indirectly through an account or investment vehicle for their benefit, such as an IRA/RRSP/RESP/ISA/SIPP, family trust, or family partnership; 3 Certain JHPFS supervised persons appointed as independent contractors and registered as investment adviser representatives of the Firm, who meet the definition of an access person as defined in SEC Rule 204A-1, are not subject to the Personal Trading Rules Applicable to All Access Persons (Section 5) administered on StarCompliance, rather, are subject to the following Personal Trading Rules admini stered by the Manulife Wealth (MW) Compliance Team: (1) Personal security holdings and any MW Compliance preapproved outside third-party accounts for Access Persons and Beneficial Owners must be reported no later than 10 days after the person becomes an Access Person, at least once each 12 -month period thereafter, and the information must be current as of a date no more than 45 days prior to the date the report was submitted. (2) Personal security transactions for Access Persons and Beneficial Owners must be reported through either the MW Dataphile system, or duplicate brokerage statements directly from the third-party brokerage firm no later than 30 days after the end of each calendar quarter. (3) Initial Public Offerings, Initial Coin Offerings, and Private Placements must be pre -cleared by the MW Compliance Team. (4) Any incidents or escalations will be sent promptly to the JHPFS CCO for review and adjudication. (5) Reporting of all metrics and activity will be available to the JHPFS CCO for any board or regulatory reporting. 11

• Securities in which the Access Person has a joint ownership interest, such as Securities owned in a joint brokerage account; and • Securities over which the Access Person has discretion or gives advice (other than for a Firm or Client account). This includes Securities owned by trusts, private foundations, or other charitable accounts for which the Access Person has investment discretion. 5.3 REQUIREMENT TO REPORT SECURITIES ACCOUNTS Access Persons are required to report the name of the broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Securities are or can be held for the Access Person’s Beneficial Interest (including accounts of Household Family Members). Access Persons are required to report all Securities accounts within 10 calendar days of initially being designated an Access Person. After this initial report of Securities accounts, any Securities accounts opened in the future time must be reported no later than 10 calendar days following the opening of the account or prior to the first discretionary transaction in the account (whichever comes first). The following is a non-exhaustive list of commonly reported Securities Accounts: • Brokerage Accounts • Mutual Fund Only Accounts • Custodial Securities Accounts • Manulife GSOP Plan Accounts • Certain 529 Plans (plans affiliated with or plans with investment options managed by Manulife or a Manulife-affiliated entity) • IRA Accounts • Stock Purchase Plans • Transfer Agent Accounts • Variable Life or Annuity Insurance Policies with underlying Affiliated Mutual Fund investment options • Manulife Loan Program Mutual Fund Account • John Hancock Unified 401k Plan/Manulife RPS • Registered Savings Plan (RRSP/RESP/TFSA) • Uncertified Book Entry Securities • Physical possession of certified Securities • Employee Stock Option Account • U.K. Individual Savings Account (ISA) • U.K. Self Invested Pension Plan (SIPP) As an Access Person, you are also required to inform any broker/dealer when you open a new account that you are employed by a financial institution and also whether you are registered with a broker/dealer. As an Access Person, you should refrain from undertaking personal investment transactions with the same individual employee at a broker-dealer firm with whom you conduct business with on behalf of the firm. 5.3.1 MANAGED ACCOUNTS As outlined in Section 5.3 above, the requirement to report accounts in which any Securities are or can be held for the Access Person’s Beneficial Interest includes Managed Accounts (accounts where a professional money manager is charged with sole discretionary authority over the account). However, Securities transactions in Managed Accounts may be exempt from Section 5.11: Pre-Clearance Approval Requirement (below) provided the Code Administrator qualifies the account to be a Managed Account. 12

5.3.2 MANAGED ACCOUNT QUALIFICATION PROCESS The Code Administrator may qualify an account to be a Managed Account provided the Access Person furnishes a copy of the client Advisory Agreement for the Managed Account. The Code Administrator will review the agreement to determine if the account qualifies to be a Managed Account. Once the Code Administrator approves an account to be a Managed Account, any Securities transactions in the Managed Account are exempt from Section 5.11: Pre-Clearance Approval Requirement. 5.4 DUPLICATE TRANSACTION CONFIRMATIONS AND STATEMENTS Access Persons must arrange for the Code Administrator to receive duplicate copies of trade confirmations of Reportable Securities transactions and periodic account statements for any Reportable Securities accounts in which the Access Person has a Beneficial Interest in, if the account holds, or has the ability to hold, Reportable Securities. This requirement also applies to the Securities confirmations and statements of Household Family Members. 4 5.5 U.S.-BASED PREFERRED BROKERAGE ACCOUNT REQUIREMENT U.S.-based Access Persons are required to maintain all Reportable Securities accounts (including the Reportable Securities accounts of Household Family Members) at one of the firm’s Preferred Brokers unless the account has been qualified by the Code Administrator as an Exempt Securities Account. A current list of the Firm’s Preferred Brokers can be found on StarCompliance or by contacting the Code Administrator. Upon designation as an Access Person, a person has 45 calendar days to (i) transfer all assets to a Preferred Broker and close the non-compliant account or (ii) qualify any non-compliant Securities account as an Exempt Securities Account. 5.6 INITIAL HOLDINGS REPORT AND CERTIFICATION After reporting all Reportable Securities accounts (as outlined in Section 5.3) Access Persons must file an Initial Holdings Report. This Initial Holdings Report is due within 10 calendar days after the person became an Access Person and the submitted information must be current as of a date no more than 45 calendar days prior to the date the person became an Access Person. An Access Person is required to submit with their Initial Holdings Report a certification that they have disclosed or reported all required Reportable Securities holdings and all Reportable Securities accounts in which they have a Beneficial Interest (including Household Family Member accounts). The Initial Holdings Report must include: (i) the title and type of each Reportable Security in which the Access Person has any Beneficial Interest, (ii) the exchange ticker symbol or CUSIP number and the number of shares or principal amount of each Reportable Security (each as applicable), (iii) the name of any broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Reportable Securities are or can be held for the Access Person’s direct or indirect Beneficial Interest, and (iv) the date the report is submitted by the Access Person. 5.7 QUARTERLY TRANSACTIONS REPORT AND CERTIFICATION Access Persons must file a Quarterly Transaction Report that discloses certain information about each Reportable Security transaction in which they have (or as a result of the transaction acquired) a Beneficial Interest (including transactions for Household Family Members) during the quarter covered by the Quarterly Transaction Report. Each Access Person’s Quarterly Transaction Report is due within 30 calendar days after the end of each calendar quarter. Each Access Person’s Quarterly Transaction report must also include a certification that the submitted Quarterly Transaction Report includes all information required to be 4 The Code Administrator may rely on the operating groups of Manulife/John Hancock for administration of trading activity limitations and monitoring of market timing policies for Manulife Affiliated Mutual Funds. To the extent the Code Administrator has ready access to Securities transaction and holdings information, the Code Administrator is not required to obtain duplicate paper confirmations or statements for such accounts. 13 reported. In connection with the Quarterly Transaction Report Certification, Access Persons are required to certify to the accuracy of the listing of Securities accounts displayed in StarCompliance. The Quarterly Transaction report must include: (i) the date of the transaction (“trade date”), (ii) the title of the Reportable Security, (iii) the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares or principal amount of each Reportable Security, the type of transaction or acquisition, the price at which the transaction was effected (each as applicable), (iv) the name of any broker, dealer, bank, or other entity with or through which the transaction was effect ed, and (v) the date the report is submitted by the Access Person. 5.8 REPORTING OF SECURITIES AS GIFTS, DONATIONS, AND INHERITANCES An Access Person’s gift or donation of a Pre-Clearable Security is considered a “sale” event (this includes gifts or donations by Household Family Members) and therefore is subject to pre-clearance approval prior to making the gift or donation. Refer to Section 5.11: Pre-Clearance Approval Requirement. Additionally, any approved gift or donation event of a Reportable Security must be accurately reflected in the next Quarterly Transaction Report (Refer to Section 5.7). The receipt of a gift or inheritance of Reportable Securities should be promptly reported to the Code Administrator to ensure the new holding is accurately accounted for. However, the receipt of a gift or inheritance is not subject to pre-clearance. 5.9 ANNUAL HOLDINGS REPORT AND CERTIFICATION Access Persons must file an Annual Holdings Report. The Annual Holdings Report is due within 45 calendar days of December 31s t and must be current as of a date no more than 45 calendar days prior to the date this information is reported. Each Access Person must submit each Annual Holdings Report with a certification that they have reported all required Reportable Securities holdings and Securities accounts for which the Access Person holds a Beneficial Interest (including the applicable holdings and accounts of Household Family Members). The Annual Holdings Report must include: (i) the title and type of each Reportable Security in which the Access Person has any Beneficial Interest, (ii) the exchange ticker symbol or CUSIP number and the number of shares or principal amount of each Reportable Security (each as applicable), (iii) the name of any broker, dealer, bank, or other entity with which the Access Person maintains an account in which any Reportable Securities are or can be held for the Access Person’s direct or indirect Beneficial Interest, and (iv) the date the report is submitted by the Access Person. 5.10 ACCESS PERSON’S RESPONSIBILITY REGARDING TRANSACTIONS AND HOLDINGS DATA As a convenience to Access Persons, the Code Administrator works with certain brokers to obtain Securities transactions and holdings data to pre-populate Quarterly Transaction and Annual Holdings Reports in StarCompliance (where available). However, the pre-populated data may contain omissions or inaccuracies. It is each Access Person’s responsibility to contact the Code Administrator to correct any inaccurate transactions or holdings data prior to submitting a report or certification. 5.11 PRE-CLEARANCE APPROVAL REQUIREMENT Access Persons may not purchase, sell or otherwise acquire or dispose of any Security in which they have (or because of such transaction will establish) a Beneficial Interest without obtaining advance pre-clearance approval for such transaction from StarCompliance (or the Code Administrator) unless the Security transaction is exempt from the Code’s pre-clearance requirement. Remember, Access Persons are required to obtain pre-clearance approval for all Securities transactions of persons who qualify as a Household Family Member of the Access Person unless the Security transaction is exempt from the Code’s pre-clearance requirement. 14

Refer to APPENDIX C for a list of Securities and Securities transactions exempt from the pre-clearance requirement. 5.12 TERMS OF PRE-CLEARANCE During the pre-clearance process, Access Persons will be required to attest to the following terms of pre-clearance: 5.12.1 SAME DAY APPROVAL WINDOW The pre-clearance approval is valid only for the same day it is granted. 5.12.2 RESTRICTION ON SECURITIES UNDER ACTIVE CONSIDERATION Access Persons may not purchase, sell or otherwise dispose of any Security in which the Access Person has (or because of such transaction will establish) Beneficial Interest if the Access Person at the time of the transaction has actual knowledge that: • the Security (or a related Security) is under Active Consideration for Purchase or Sale by or on behalf of the Firm or any Client account; • the Security is on an MNPI Restricted Trading List; and/or • the Access Person is in possession of material non-public information regarding the Security. 5.12.3 LIMIT ORDERS AND SPECIAL ORDERS Due to the same-day approval window outlined in Section 5.12.1, multi-day special orders such as “good until cancelled orders” or “limit orders” are prohibited. “Day orders” (i.e., orders that automatically expire at the end of the trading day session) are allowed, however the onus is on the Access Person to check the status of day orders at the end of the trading day to ensure any orders that have not been executed are cancelled. If a trade order is left open beyond the same -day pre-clearance window, any resulting executed trade will constitute a Code violation. 5.12.4 MIM PUBLIC MARKETS INVESTMENT TEAM HOLD UNTIL SOLD RULE Please note this term of pre-clearance is only applicable to the following Classification Level: MIM Public Markets Front-Office Access Persons. Refer to Section 7.1 – MIM Public Markets Investment Team Hold Until Sold Rule. As outlined in Section 7.1, MIM Public Markets Front-Office Access Persons associated with an Investment Team (including Household Family Members) are not permitted to sell a holding if the same holding is held in a Client account managed by the MIM Public Markets Front-Office Access Person’s Investment Team. 5.12.5 INITIAL PUBLIC OFFERINGS & INITIAL COIN OFFERINGS & PRIVATE PLACEMENTS As outlined in Section 5.11, Access Persons must obtain advance pre-clearance approval for transactions of reportable Securities. This includes Initial Public Offerings, Initial Coin Offerings, and Private Placements. Please note that the following Classification Levels may not participate in Initial Public Offerings (Refer to Section 6.2 – Initial Public Offering Ban): • General Account/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person 5.12.6 INITIAL PUBLIC OFFERINGS, INITIAL COIN OFFERINGS & PRIVATE PLACEMENT APPROVALS As part of the pre-clearance process, pre-clearance requests for Initial Public Offerings, Initial Coin Offerings and Private Placements will be subject to the approval of the relevant Chief Investment Officer or designee. Pre-clearance approvals for Initial Public Offerings, Initial Coin Offerings and Private Placements are valid for the duration of the subscription period. 15

5.13 INVESTMENT CLUBS Access Persons (including Household Family Members) are prohibited from participating or holding an interest in any Investment Club. 5.14 OWNERSHIP BAN: SECURITIES OF JOHN HANCOCK FUNDS SUB-ADVISERS Please note: This ownership ban is only applicable to the following Classification Level: Regular Access Persons. Regular Access Persons are prohibited from owning securities of any sub-adviser of a John Hancock Affiliated Fund advised by JHIM, LLC and/or JHVTA, LLC. 5.15 RESTRICTIONS ON MANULIFE SECURITIES The Corporate Law Department has a Policy entitled: Manulife Financial Corporation (“MFC”): Insider Trading & Reporting Policy. This Policy prohibits Manulife employees from speculating in MFC Securities. Speculation includes the purchase or sale of MFC Securities with the intention of reselling or buying back in a relatively short period of time in the expectation of a rise or fall in the market price of such Securities, buying or selling options, or short selling. The Policy also outlines requirements for Manulife employees that are deemed to be “Reporting Insiders” and/or “Designated Employees.” Questions related to this Policy and whether you have been deemed a “Reporting Insider” and/or “Designated Employees” should be directed to the Corporate Law Department or to the General Counsel. Notwithstanding the above, Access Persons are subject to pre-clearance requirements for transactions in MFC Securities, just like any other Security (refer to Section 5.11: Pre-Clearance Approval Requirement). 5.15.1 REQUIREMENT TO PRE-CLEAR SALES OF MFC SHARES IN THE GSOP PROGRAM Access Persons are required to pre-clear sales of MFC Shares in the MFC Global Share Ownership Program (GSOP). Refer to Section 5.11: Pre-Clearance Approval Requirement. Access Persons are not required to pre-clear purchases of MFC Shares in the MFC GSOP. 5.16 SHORT TERM PROFIT BAN (“60 DAY RULE”) Access Persons (including Household Family Members) cannot directly or indirectly profit from a discretionary purchase and sale of the same Pre-Clearable Security within 60 calendar days. However, Pre-Clearable Securities whose issuer’s market capitalization is $5 Billion USD or more at the time of the transaction are exempt from the 60 Day Rule. A voluntary transaction related to a derivative Security (including options) which results in a profit is permitted so long as the voluntary transaction occurs more than 60 calendar days after the initial related transaction event. The following Securities activities are exempt from the 60-Day Rule: • All money market fund transactions • Automatic Investment Plan transactions (including payroll deduction purchases) • Dividend reinvestment purchase transactions • Issuer Pro Rata Discretionary Transactions • Involuntary issuer transactions (i.e. stock dividends, stock splits/reverse splits or other similar • Reorganizations or distributions, call of a debt security, and spin-offs of shares to existing holders) • Automatic purchases into a default investment option by a retirement plan • Other involuntary purchase or sales activity not at the direction of the Access Person or the Access Person’s Household Family Member. 16

Conversely, giving gifts and donations of Securities are considered “Sales” and are not exempt from the 60- Day Rule. The Code Administrator in consultation with the relevant Chief Compliance Officer may approve waivers to the 60 Day Rule. 5.17 SAME DAY FIRM TRADE RULE Access Persons (and Household Family Members) may not purchase, sell or otherwise acquire or dispose of any Pre-Clearable Security in which they have (or as a result of such transaction will establish) a Beneficial Interest if that same or Related Pre-Clearable Security traded in a Client or Firm account on the same day the Access Person (or Household Family Member) transacts unless (1) the Access Person has no actual knowledge that the same or Related Pre-Clearable Security is under Active Consideration for Purchase or Sale by an account and (2) the transaction can satisfy the following exception: 5.17.1 MARKET CAP SECURITIES EXCEPTION May permit the transaction if the Access Person’s pre-clearance request is in the Securities of an issuer whose market capitalization is at least $5B USD or more. If a Client or Firm account trades in a Pre-Clearable Security during the pre-clearance window and an Access Person successfully obtained pre-clearance approval of a trade, the Access Person may still be required to demonstrate that they did not know that the same or Related Pre-Clearable Security was under Active Consideration for Purchase or Sale for an account at the time of the personal trade. Access Persons failing to demonstrate to the firm “no knowledge” when requested may be required to sell any Security purchased and/or disgorge any profits realized as a result of a transaction being found by the Firm to have violated the Same Day Firm Trade Rule. Please note that the following Access Person Classification Levels are subject to a stricter Firm Trade Rule. (Refer to Section 6.1 - 15 Day Firm Trade Rule.): • General Account/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person 5.18 EXCESSIVE TRADING IS DISCOURAGED While active personal trading may not in and of itself raise issues under the Securities Laws, a high volume of personal trading by an Access Person can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, high levels of discretionary personal trading activity by an Access Person is strongly discouraged and will be subjected to enhanced scrutiny including reporting to the Ethics Oversight Committee. Additionally, limitations may be imposed on the number of Pre-Clearable Securities pre-clearance requests permitted during a given period for Access Persons. 5.19 INFORMATION BARRIERS The Firm has adopted the “INFORMATION BARRIER POLICY” to establish, maintain, and enforce information barriers reasonably designed to meet its business needs and satisfy its contractual and regulatory obligations. In addition, the policy establishes safeguards and controls to ensure the integrity of these information barriers and prevent the improper transfer or sharing of sensitive information between business units. Access Persons must comply with the specific standards and requirements of the “INFORMATION BARRIER POLICY”. 6. ADDITIONAL PERSONAL TRADING RULES FOR FRONT-OFFICE ACCESS PERSONS Applicable to all General Account/MIM Private Markets Front-Office Access Persons and all MIM Public Markets Front-Office Access Persons 17

The rules in this Section are applicable to the following Access Classification Levels: • General Account/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person 6.1 15 DAY FIRM TRADE RULE Front-Office Access Persons (and Household Family Members) may not purchase, sell or otherwise acquire or dispose of any Pre-Clearable Security in which they have (or as a result of such transaction will establish) a Beneficial Interest if that same or Related Pre-Clearable Security traded in a Client or Firm account 7 calendar days before such a transaction (or will trade in a Client or Firm account 7 days following such a transaction) unless (1) the Front-Office Access Person has no actual knowledge that the same or Related Pre-Clearable Security is under Active Consideration for Purchase or Sale by an account and (2) the transaction can satisfy one of the following exceptions: 6.1.1 MARKET CAP SECURITIES EXCEPTION May permit the transaction if the Front-Office Access Person’s pre-clearance request is in the Securities of an issuer whose market capitalization is at least $5B USD or more. 6.1.2 DE MINIMIS TRADING EXCEPTION May permit the transaction if all of the Front-Office Access Person’s aggregate total same-day pre-clearance requests for the same or Related Pre-Clearable Security have a transaction market value of less than $25,000 USD and (in the case of equities) the same day transactions in the Pre-Clearable Security total no more than 500 equity shares. If a Client or Firm account trades in a Pre-Clearable Security during the pre-clearance window and a Front-Office Access Person successfully obtained pre-clearance approval of a trade, the Front- Office Access Person may still be required to demonstrate that they did not know that the same or Related Pre-Clearable Security was under Active Consideration for Purchase or Sale for an account at the time of the personal trade. Front-Office Access Persons failing to demonstrate to the Firm “no knowledge” when requested may be required to sell any Security purchased and/or disgorge any profits realized as a result of a transaction being found by the Firm to have violated the 15 Day Firm Trade Rule. 6.2 INITIAL PUBLIC OFFERING BAN Front-Office Access Persons may not directly or indirectly acquire a Beneficial Interest in a Security through an Initial Public Offering (IPO). Consequently Front-Office Access Persons (including Household Family Members) must wait to purchase newly-issued IPO Securities until the next business (trading) day following the offering date of the IPO. 6.3 ADDITIONAL RESTRICTIONS – HONG KONG-BASED ACCESS PERSONS ONLY Access Persons who are employees or supporting staff of SFC-licensed entities in Hong Kong must comply with the requirements in the “Staff Ethics” section of the Fund Manager Code of Conduct issued by the SFC. Hong Kong-based Front-office Access Persons (and their Household Family Members) are prohibited from: (i) short selling any Security, (ii) delay in the settlement of personal transactions beyond the normal settlement time for the relevant market and (iii) cross trades between Access Persons and Client accounts. MPF Accounts held by Hong-Kong-based Access Persons are excluded from the commonly reported Securities Accounts listed in Section 5.3 of the Code, and domestic helpers are not regarded as Household Family Members. 7. ADDITIONAL PERSONAL TRADING RULES FOR MIM PUBLIC MARKETS FRONT-OFFICE ACCESS PERSONS Applicable to all MIM Public Markets Front-Office Access Persons The rules in this Section are applicable to the following Access Classification Levels: • MIM Public Markets Front-Office Access Person. 18

7.1 MIM PUBLIC MARKETS INVESTMENT TEAM HOLD UNTIL SOLD RULE MIM Public Markets Front-Office Access Persons associated with an Investment Team (including Household Family Members) are not permitted to sell a Pre-Clearable Security holding in which they have a Beneficial Interest if (i) the same Security is held in a Client account managed by the MIM Public Markets Front-Office Access Person’s Investment Team and (ii) the MIM Public Markets Front-Office Access Person (or Household Family Member) purchased the Security after the date of the Code’s initial adoption or the date the person was named to the relevant Investment Team (whichever date is later). 8. ADMINISTRATION OF THE CODE 8.1 PENALTIES FOR CODE VIOLATIONS Penalties for violating the Securities Laws can be severe, both for the individuals involved and their employers. A person can be subject to penalties even if they did not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided (“disgorgement”), jail sentences, fines for the person committing the violation, and fines for the employer or other controlling person. In addition, any violation of the Code is subject to the imposition of sanctions by the Firm as may be deemed appropriate under the circumstances by the Firm. These sanctions could include, without limitation, bans on personal trading (including Household Family Member trading), disgorgement of trading profits, and personnel action, including termination of employment, where appropriate. 8.2 EXEMPTIONS AND APPEALS In cases of hardship, exemptions from Code provisions may be granted by the Code Administrator, in consultation with the relevant Chief Compliance Officer, where warranted by applicable facts and circumstances, if permitted by law, and if the Code Administrator and/or Ethics Oversight Committee determines an exemption would be in accordance with the spirit of the General Principles of the Code and the Securities Laws. Associates and Access Persons may direct their request for an exemption to the Code Administrator or the relevant Chief Compliance Officer. The Code Administrator and/or Ethics Oversight Committee is also authorized to modify the personal trading provisions of this Code where local law would prohibit the application of a specific provision. If an Associate or Access Person believes that a Code-related request for exemption has been incorrectly denied by the Code Administrator and/or Ethics Oversight Committee, or that a Code-related action is not warranted, they may make a written appeal of the decision or action within 30 -days of the decision or action to the Ethics Oversight Committee. The Code Administrator will arrange an appropriate forum or communication for the consideration of appeals. 8.3 CODE AMENDMENTS The Code Administrator, in consultation with the relevant Chief Compliance Officer, is permitted to approve non-material amendments to the Code and the Ethics Oversight Committee (or relevant Board, if applicable) is responsible for approving any material amendments. For certain Affiliated Mutual Fund and Affiliated Registered Closed-End Fund Clients, the respective Board of Trustees must approve any material changes to the Code within 6 months of the adoption of the material change in accordance with the requirements of SEC Rule 17j-1 under the Investment Company Act of 1940. 8.4 PRIVACY All confidential information received by the Code Administrator or Code service providers is kept confidential and will only be disclosed to others as required to administer this Code, or to report violations to the Ethics Oversight Committee, management, regulators, or other legal authority. 19

8.5 CODE ADMINISTRATION The Firm’s relevant Chief Compliance Officers, together with the Code Administrator, maintain responsibility for establishing policies and procedures for the administration of the Code; monitoring and testing for Code compliance; ensuring Code training is provided to Associates and Access Persons (to include an initial training upon being deemed an Access Person and an annual training thereafter); granting exemptions to any provision of the Code, on an individual or class basis; and considering and recommending material amendments to the Code to the Ethics Oversight Committee (or relevant Board, if applicable). The Ethics Oversight Committee (or relevant Board, if applicable) retains the ultimate discretion as to the interpretation the Code’s provisions in any given situation, rendering material sanctions for violations of the Code, and rendering final judgments on any Associate’s or Access Person’s appeal of any decision or ordinary sanction imposed by the Code Administrator. 8.5.1 CONTACT The Code Administrator can be contacted at The Code of Ethics, Global Center of Expertise - INVDIVCodeofEthics@manulife.com 8.6 RECORDKEEPING The Code Administrator maintains or causes to be maintained, the following records: (1) a copy of the Code or any predecessor code of ethics which has been in effect during the most recent 7 -year period; (2) a record of any violation of the Code, or any predecessor code of ethic s, and of any action taken as a result of such violation in the 7-year period following the end of the fiscal year in which the violation took place; (3) a list of all persons currently or within the most recent 7 -year period who were required to make reports pursuant to the Code (or any predecessor Code) and the person(s) who were responsible for reviewing these reports; (4) copies of all acknowledgements of each person's receipt of the Code, Initial and Annual Holdings Reports, Quarterly Transaction Reports, and duplicate brokerage confirmations and Securities account statements (as applicable) filed during the most recent 7 -year period; and (5) a record of the approval of, and rationale supporting, the acquisition of Securities by Access Persons in an Initial Public Offering or Limited Offering for at least 7 years after the end of the fiscal year in which the approval is granted. Code records will be maintained for the first 2 years in an office of the Firm (in paper or accessible electronically) and in an easily accessible place for the time period as required by any applicable regulations thereafter. 20

Appendix A Definitions of Italicized Code of Ethics Terms Access Person Access Persons are any Associate who, in connection with their regular functions or duties: (i) has regular access to non-public information regarding the purchase or sale of securities or non-public information regarding the portfolio holdings of Client or Firm accounts, (ii) has a job function that relates to the making (or participating in making) of recommendations regarding the purchase or sale of Securities for Firm or Client accounts, or (iii) regularly has or may have access to material, non-public securities information. See Section 3: Access Classification Levels and Applicable Rules. Active Consideration for Purchase or Sale A Security is under Active Consideration for Purchase or Sale once an analyst wishes to recommend or a portfolio manager forms a specific intent to purchase or sell a Security for a Client or Firm account. Advisory Person of a Fund An Advisory Person of a Fund is (i) any “Access Person” of the Fund (as defined by SEC Rule 17j-1), (i) any director, officer, general partner, or employee of a Fund or its investment adviser (or of any company in a control relationship to the Fund or its investment adviser who, in connection with their regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of “covered securities” (as defined by SEC Rule 17j-1) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (iii) any natural person in a control relationship to the Fund or investment adviser who obtains information regarding recommendations made to the Fund with regard to the purchase or sale of covered securities. Note: Advisory Persons of a Fund that are also personnel of John Hancock Investment Management, LLC (“JHIM LLC”) are covered under a separate joint Fund and JHIM LLC code of ethics. Additionally, Advisory Persons of a Fund that are also independent trustees of a Fund are covered under a separate Fund independent trustee code of ethics. Affiliated Mutual Fund Any Mutual Fund for which Manulife serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) controls, is controlled by, or is under common control with Manulife. (e.g., Manulife or John Hancock Mutual Funds). Affiliated Registered Closed-End Fund Any U.S. registered Closed-End Investment Company or business development company for which Manulife serves as an investment adviser (or sub-adviser) (e.g., John Hancock GA Mortgage Trust, etc.). Associate Associates are: (i) any partner, officer, director, or other person occupying a similar status or performing similar functions of the Firm (ii) an employee of the Firm (iii) any person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm (iv) any person meeting the definition of Access Person; (v) an Advisory Person of a Fund; (vi) certain Manulife Affiliate persons who engage, directly or indirectly, in the Firm’s investment advisory activities; and (vii) any other person who the Code Administrator deems an Associate. See Section 3.1. Automatic Investment Plan A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Examples include automatic dividend reinvestment plans and payroll deduction purchase plans. Beneficial Interest An Access Person is deemed to have a Beneficial Interest in any transaction in which the Access Person controls or has the opportunity to directly or indirectly profit or share in the profit derived from the Securities transacted. An Access Person is presumed to have a Beneficial Interest in the following Securities and related transaction activities: (1) Securities owned by an Access Person in their name; (ii) Securities (and Securities accounts) owned by Household Family Members; (iii) Securities owned by an Access Person indirectly through an account or investment vehicle for their benefit, such as an IRA/RRSP/RESP/ISA/SIPP, family trust or family partnership; (iv) Securities owned in which the Access Person has a joint ownership interest, such as Securities owned in a 21 joint brokerage account; and (v) Securities over which the Access Person has discretion or gives advice (other than Firm or Client accounts) and includes Securities owned by trusts, private foundations or other charitable accounts for which the Access Person has investment discretion. Beneficial Interest is interpreted in the same manner under the Code as it would be under Rule 16a-1(a)(2) under the U.S. Securities Exchange Act of 1934. Chief Compliance Officer The term Chief Compliance Officer refers to the Chief Compliance Officer of each applicable entity adopting this Code. Client For purposes of this Code, the term “Client” means the specific person or entity that has an investment advisory or investment sub-advisory services agreement (or supervised investment delegation affiliate arrangement) with a specific entity adopting this Code. The term “Client” also includes a Fund. Closed-End Investment Company A Closed-Fund Investment Company is a registered investment company that issues a fixed number of shares and is usually traded on a major stock exchange. In contrast, an open-end investment company (i.e., mutual fund) continuously offers new shares to the public and repurchases shares at net asset value. Note: Many REITs are Closed-End Investment Companies. Code Administrator Code Administrator refers to the person (or persons) primarily responsible for the day-to-day administration of the Code. The Code Administrator can be contacted at The Code of Ethics, Global Center of Expertise - INVDIVCodeofEthics@manulife.com. Cryptocurrencies A cryptocurrency (or crypto currency) is a digital asset designed to work as a medium of exchange that uses strong cryptography to secure financial transactions, control the creation of additional units, and verify the transfer of assets. Cryptocurrencies use decentralized control as opposed to centralized digital currency and central banking systems. The decentralized control of each cryptocurrency works through distributed ledger technology, typically a blockchain, that serves as a public financial transaction database. Direct Obligations of the Government of the U.S. or U.K. Any Security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and STRIPS. It is important to note that Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac). Securities are not Direct Obligations of the Government of the United States. Direct Obligations of the U.K. refers to the following list of Securities issued and guaranteed by the United Kingdom Treasury: Premium Savings Bonds, Index Linked Savings Certificates, Fixed Interest Savings Certificates, Guaranteed Equity Bonds, Capital Bonds, Children’s Bonus Bonds, Fixed Rate Savings Bonds, Income Bonds, and Pensioners Guaranteed Income Bonds. Refer to M&G Investment Management Ltd. SEC No-Action Letter (Sept. 10, 2002). Ethics Oversight Committee The Ethics Oversight Committee is an ad hoc or standing compliance committee composed of Code Administrator personnel, relevant Chief Compliance Officers and certain senior management. Exchange-Traded Fund (ETF) An Exchange-Traded Fund (ETF) is an investment fund traded on stock exchanges. An ETF holds assets such as stocks, commodities, or bonds. Most ETF’s track an index, such as a stock index or bond index. ETF transactions require annual and quarterly reporting, as well as advance pre-clearance approval. Refer to APPENDIX C for further information on reporting ETF transactions and holdings. Exempt Securities Accounts With written approval from the Code Administrator, U.S.-based Access Persons (and Household Family Members) subject to the Preferred Broker Requirement of Section 5.5 are permitted to maintain a Securities account with an entity other than with a Preferred Broker, if the Securities account can meet one of the following exemptions: (i) it contains only Securities that can’t be transferred; (ii) it exists solely for products or services that one of the Preferred Brokers cannot provide; (iii) it exists solely because your spouse’s or significant other’s employer prohibits external covered accounts; (iv) it is managed by a third-party registered investment adviser; (v) it is restricted to trading interests in 529 College Savings Plans; (vi) it is associated with an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan); (vii) employee sponsored phantom stock or 22 option plan; (viii) it is required by a direct purchase plan, a dividend reinvestment plan, or an Automatic Investment Plan with a public company in which regularly scheduled investments are made or planned; (ix) it is a Mutual Fund only account; (x) it is required by a trust agreement; (xi) it is associated with an estate of which the Access Person is the executor, but not a beneficiary, and involvement with the account is temporary; (xii) transferring the account would be inconsistent with other applicable rules; or (xii) other exception approved by the Code Administrator. Firm Global Wealth and Asset Management (“GWAM”) and General Account Investments (“GA”) business groups and the entities listed in Appendix B of this Code. Fund(s) Fund (or collectively Funds) means the John Hancock GA Mortgage Trust, Manulife Private Credit Fund, and John Hancock GA Senior Loan Trust. High Quality Short Term Debt Instrument Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization (e.g., S&P, Moody’s, Fitch, A.M. Best). Household Family Member An Access Person’s spouse, “significant other,” minor children, or other family member who also shares the same household with the Access Person. An Access Person’s “significant other” is defined as a person who (i) shares the same household with the Access Person; (ii) shares living expenses with the Access Person; and (iii) is in a committed personal relationship with the Access Person and there is an intention to remain in the relationship indefinitely. The Code Administrator, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest over Securities held by members of the Access Person’s Household Family Members does not exist or is too remote for purposes of the Code’s requirements. Initial Coin Offering An Initial Coin Offering (ICO) is the cryptocurrency industry’s equivalent to an Initial Public Offering (IPO) (see IPO definition below). ICOs act as a way to raise funds, where a company looking to raise money to create a new coin, app, or service launches an ICO. Interested investors can buy into the offering and receive a new cryptocurrency token issued by the company. This token may have some utility in using the product or service the company is offering, or it may just represent a stake in the company or project. Initial Public Offering An offering of Securities registered under the U.S. Securities Act of 1933 (or comparable non-U.S. registration statute or regime), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the U.S. Securities Exchange Act of 1934 (or comparable non-U.S. compulsory reporting requirements). Investment Club A group of people who pool their assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell. Investment Team An individual Investment Team describes the grouping of analysts and portfolio managers who make or participate in making recommendations regarding the purchase or sale of securities for designated Client accounts. The Code Administrator or CCO may also assign certain traders to specific Investment Teams if the trader regularly participates in the Security recommendation process with the analysts or portfolio managers. Limited Offering A Securities offering that is exempt from registration under the U.S. Securities Act of 1933, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, or equivalent foreign statute or regulation. Also known as a private placement Security (e.g., private investment funds, “hedge funds,” limited partnerships, etc.) Manulife Manulife Financial Corporation. Manulife Affiliate All persons or entities controlled by Manulife. Mutual Fund (a) Any U.S. registered open-end investment management company (i.e., mutual fund); or (b) a Canadian or foreign regulated mutual fund (UCITs etc.) which meets the following 4 requirements: (i) redemption on demand at the net asset value of fund shares, (ii) 23 forward pricing reflecting the net asset value of fund shares, (iii) daily calculation of the fund’s net asset value in a manner consistent with principles and rules adopted under the Investment Company Act of 1940, and (iv) absence of a secondary market. Refer to SEC No-Action Letter, Manufacturers Adviser Corp., Sept. 10, 2002. No Direct or Indirect Control Over Account Purchases, sales or dispositions of Securities over which a person has no direct or indirect influence or control (e.g., a “blind trust” or certain managed accounts which the Access Person has obtained from the Code Administrator a written exemption). Pre-Clearable Security All Securities except those Securities listed on APPENDIX C of the Code as exempt from the pre-clearance requirements of the Code. Preferred Brokers A current list of Preferred Brokers can be found on StarCompliance or by contacting the Code Administrator. Refer to Section 5.5 for further information regarding the U.S.-Based Preferred Brokerage Account requirements. Private Placement Private Placement (or non-public offering) is a funding round of Securities which are not sold through a public offering, but rather through a private offering, mostly to a small number of chosen investors. Pro Rata Discretionary Transactions Purchases or other acquisitions or dispositions of Securities resulting from the discretionary exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of the issuer. (e.g., discretionary participation in takeovers, rights & tender/exchange offerings). Reportable Security All Securities except those Securities listed as exempt from the Initial and Annual Holdings Report and Quarterly Transaction Report requirements on APPENDIX C of the Code. Same (or Related) Pre-Clearable Security For an equity Security, the Same Pre-Clearable Security would include all other equity securities of the same issuer or, other instrument whose value is derived from the value of the issuer’s equity Securities. For a debt Security, the Same Pre-Clearable Security would include all other debt instruments of the same issuer as well as any instrument whose value is derived from the credit, value or reference to the issuer’s debt. Security (Securities) A “security” as defined by Section 1(1) of the Ontario Securities Act, the Hong Kong Securities and Futures Ordinance, Section 3(a)(10) or the Investment Advisers Act of 1940. Examples include but are not limited to: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, mutual funds, closed-end funds, unit investment trusts, REITS, ETFs, commodity funds, broker CDs, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, security-based swap, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security also includes any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.” The definition of Security applies regardless of the registration status or domicile of registration of the Security (i.e., the term Security includes both private placements/limited partnership interests and publicly traded securities as well as domestic and foreign Securities). For purposes of this Code, the definition of Securities also includes other instruments and interests labeled as reportable on APPENDIX C of this Code. Securities Laws The Securities Laws include various domestic and foreign securities-related laws, statutes and rules/regulations that govern the Firm’s investment management activities and includes: Ontario Securities Act, U.K. Financial Services Authority regulations, the Securities and Futures Ordinance of Hong Kong, Securities and Futures Act (Singapore), the Securities Act of 1933 (U.S.), the Securities Exchange Act of 1934 (U.S.), the Sarbanes-Oxley Act of 2002 (U.S.), the Investment Company Act of 1940 (U.S.), the 24

Investment Advisers Act of 1940 (U.S.), Title V of the Gramm-Leach-Bliley Act (U.S.), and the Bank Secrecy Act (U.S.) (as it applies to funds and investment advisers). StarCompliance The web-based reporting and certification system used by the Firm to facilitate compliance with certain reporting and pre-clearance obligations imposed under the Code (a.k.a., Star). The Code Administrator may approve alternate reporting methods if deemed appropriate. 25

Appendix B

[5]Legal Entity Adoption of the Code

LEGAL ENTITY:	JURISDICTION/ COUNTRY	INITIAL ADOPTION DATE
Hancock Natural Resource Group, Inc.	U.S.	April 6, 2020
John Hancock GA Mortgage Trust	U.S.	April 6, 2020
John Hancock GA Senior Loan Trust	U.S.	April 6, 2020
Manulife Asset Management and Trust Corporation	Philippines	April 6, 2020
Manulife Data Services Inc.	Barbados	April 6, 2020
Manulife General Account Investments (HK) Limited	Hong Kong	April 6, 2020
Manulife Investment Management (Hong Kong) Limited	Hong Kong	April 6, 2020
Manulife General Account Investments (Singapore) Pte. Ltd.	Singapore	April 6, 2020
Manulife Investment Management (Singapore) Pte. Ltd	Singapore	April 6, 2020
Manulife IM (Switzerland) LLC	Switzerland	April 6, 2020
Manulife Investment (Shanghai) Limited Company	China	April 6, 2020
Manulife Investment Management (Europe) Limited	U.K.	April 6, 2020
Manulife Investment Management (Ireland) Limited	Ireland	April 6, 2020
Manulife Investment Management (North America) Limited	Canada	April 6, 2020
Manulife Investment Management (US) LLC	U.S.	April 6, 2020
Manulife Investment Management Distributors Inc.	Canada	April 6, 2020
Manulife Investment Management Limited	Canada	April 6, 2020
Manulife Investment Management Private Markets (Canada) Corp	Canada	April 6, 2020
Manulife Investment Management Private Markets (US) LLC	U.S.	April 6, 2020
Manulife Investment Management Private Markets Holdings (US) LLC	U.S.	April 6, 2020

[5] This Code has been designed to be applicable across GWAM and GA and certain regulated entities listed in Appendix B (together the "Firm"), however it is being implemented in a multi-phased, multi-year project.

26

Manulife Overseas Investment Fund Management (Shanghai) Limited Company China April 6, 2020 Manulife US Real Estate Management Pte, Ltd. (Definition of Associate only includes officers and employees of the entity). Singapore April 6, 2020 The General Account Investments and the Manulife Investment Management Private Markets Groups of John Hancock Life Insurance Company (U.S.A.) U.S. April 6, 2020 The General Account Investments and the Manulife Investment Management Private Markets Groups of The Manufacturers Life Insurance Company Canada April 6, 2020 John Hancock Personal Financial Services, LLC U.S. April 5, 2021 Manulife Private Credit Fund U.S. July 19, 2023 Manulife John Hancock Brokerage Services LLC U.S. October 6, 2023 John Hancock Investment Management, LLC U.S. April 1, 2024 John Hancock Variable Trust Advisers, LLC U.S. April 1, 2024 Each open-end fund, closed-end fund, and exchange traded fund advised by a John Hancock Funds Adviser (the “John Hancock Affiliated Funds”) U.S. April 1, 2024 John Hancock Investment Management Distributors, LLC John Hancock Distributors, LLC U.S. April 1, 2024 27

Appendix C

Securities Reporting & Pre-Clearance Summary Chart

Only applicable to *Access Persons* in the following Access Classification Levels: • Regular *Access Person* • General Account/MIM Private Markets Front-Office *Access Person* • MIM Public Markets Front-Office *Access Person*	*Reportable Security?* **Initial and Annual Holdings Reports**	*Reportable Security?* **Quarterly Transaction Reports**	*Pre-Clearable Security?*
Unless otherwise indicated on this chart, (i) all *Securities* positions must be reported initially and annually thereafter, (ii) all *Securities* transactions must receive advance pre-clearance approval, and (iii) all *Securities* transactions must be reported quarterly (italicized terms are defined in the Code).	Does the *Access Person* need to report the following types of *Securities* holdings?	Does the *Access Person* need to report transactions in the following types of *Securities*?	Does the *Access Person* need to obtain pre-clearance approval prior to transacting in the following types of *Securities*?
Government *Securities*			
Direct Obligations of the Government of the U.S. or U.K.	No	No	No
State, Province, or Municipal Bonds	Yes	Yes	Yes
Direct Obligations of the Governments of Canada, Japan, Germany, France, or Italy	Yes	Yes	Yes
Money Market Instruments/Commodities/Currency			
Bankers Acceptances	No	No	No
Bank Certificates of Deposit	No	No	No
Brokerage Certificates of Deposit	Yes	Yes	No
Commercial Paper	No	No	No
High Quality Short-Term Debt Instruments	No	No	No
Repurchase Agreements	No	No	No
Money Market *Funds* (including Money Market *Affiliated Mutual Funds*)	No	No	No
Physical Commodities and Options and Futures on Commodities (not commodity ETFs or closed-end *funds*)	No	No	No
Foreign and Domestic Currency Holdings/Transactions. This includes currency options (unless they are traded on a national securities exchange) and futures	No	No	No
Cryptocurrencies (only *Initial Coin Offerings* "ICO's" are reportable and pre-clearable)	No	No	No

28

Only applicable to *Access Persons* in the following Access Classification Levels: • Regular *Access Person* • General Account/MIM Private Markets Front-Office *Access Person* • MIM Public Markets Front-Office *Access Person*	*Reportable Security?* **Initial and Annual Holdings Reports**	*Reportable Security?* **Quarterly Transaction Reports**	*Pre-Clearable Security?*
Unless otherwise indicated on this chart, (i) all *Securities* positions must be reported initially and annually thereafter, (ii) all *Securities* transactions must receive advance pre-clearance approval, and (iii) all *Securities* transactions must be reported quarterly (italicized terms are defined in the Code).	Does the *Access Person* need to report the following types of *Securities* holdings?	Does the *Access Person* need to report transactions in the following types of *Securities*?	Does the *Access Person* need to obtain pre-clearance approval prior to transacting in the following types of *Securities*?
IPOs / ICOs, *Private Placements / Limited Offerings*			
IPOs & ICOs (Note: IPO's are prohibited for the following Classification Levels: GA/MIM Private Markets Front-Office *Access Persons* & MIM Public Markets Front-Office *Access Persons*)	Yes	Yes	Yes
*Private Placements/*Private *Funds/Limited Offerings*	Yes	Yes	Yes
Issuer Event Transactions / *Automatic Investment Plans*			
Involuntary Issuer Transactions and Holdings (stock dividends, stock splits/reverse splits, or other similar reorganizations or distributions, call of a debt *security*, and spin-offs of shares to existing holders)	Yes	Yes	No
Issuer *Pro Rata Discretionary Transactions*/Elections (purchases or other acquisitions or dispositions resulting from the discretionary exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of *Securities* of such issuer) (e.g., discretionary participation in takeovers, rights & tender/exchange offerings)	Yes	Yes	Yes. Pre-clearance approval for discretionary elections should be sought by manually phoning or emailing the *Code Administrator* directly. It is important to contact the *Code Administrator* to avoid having your request improperly denied.
Automatic Investment Plans (a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation) (for *Mutual Funds* AIPs Refer to below)	Yes. You must add up all of the Plan transactions for the year and reflect the activity on the Annual Holdings Report	No. You do not need to report automatic (non-discretionary) Plan transactions on the Quarterly Transaction Report	No. However, transactions that override the automatic preset schedule (discretionary purchases /sales, discretionary changes in individual *security* selection) must be pre-cleared. Note: You do not need to pre-clear a change to your money contribution level into a Plan.

29

Only applicable to *Access Persons* in the following Access Classification Levels: • Regular *Access Person* • General Account/MIM Private Markets Front-Office *Access Person* • MIM Public Markets Front-Office *Access Person*	*Reportable Security?* **Initial and Annual Holdings Reports**	*Reportable Security?* **Quarterly Transaction Reports**	*Pre-Clearable Security?*
Unless otherwise indicated on this chart, (i) all *Securities* positions must be reported initially and annually thereafter, (ii) all *Securities* transactions must receive advance pre-clearance approval, and (iii) all *Securities* transactions must be reported quarterly (italicized terms are defined in the Code).	Does the *Access Person* need to report the following types of *Securities* holdings?	Does the *Access Person* need to report transactions in the following types of *Securities*?	Does the *Access Person* need to obtain pre-clearance approval prior to transacting in the following types of *Securities*?
Issuer Event Transactions / *Automatic Investment Plans*			
Dividend Reinvestment Plan Automatic Transactions	Yes	No	No
Issuer Direct Stock Plan Automatic Transactions	Yes	No	No
Issuer Direct Stock Plan Non-Automatic Transactions (discretionary transactions)	Yes	Yes	Yes. A pre-cleared transaction instruction is valid until executed by the Plan.
Investment Company *Securities*			
Closed-End Investment Companies	Yes	Yes	Yes
Exchange Traded Funds (ETFs) and Exchange Traded Notes	Yes	Yes	Yes
Money Market Funds (including Money Market *Affiliated Mutual Funds*)	No	No	No
Mutual Funds (non-affiliated)	No	No	No
Affiliated Mutual Funds	Yes	Yes	No
Affiliated Mutual Funds interests held by or through the *Manulife* Registered Pension Plan (RPS), *Manulife* Registered Retirement Savings Plan (RRSP), John Hancock Unified 401k Plan, other employer-sponsored retirement plan, 529/RESP plan, or any other account.	Yes	Yes, however do not report automatic transactions/rebalances (in accordance with a predetermined schedule/ allocation) on the Quarterly Transaction Report	No
Affiliated Mutual Funds held through a variable (annuity or life) insurance product separate account/unit investment trust	Yes (report *Affiliated Mutual Fund* unit values)	Yes, however do not report automatic transactions/ rebalances (in accordance with a predetermined schedule/ allocation) on the Quarterly Transaction Report	No

30

Only applicable to Access Persons in the following Access Classification Levels: • Regular Access Person • General Account/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person Unless otherwise indicated on this chart, (i) all Securities positions must be reported initially and annually thereafter, (ii) all Securities transactions must receive advance pre-clearance approval, and (iii) all Securities transactions must be reported quarterly (italicized terms are defined in the Code). Reportable Security? Initial and Annual Holdings Reports Does the Access Person need to report the following types of Securities holdings? Reportable Security? Quarterly Transaction Reports Does the Access Person need to report transactions in the following types of Securities? Pre-Clearable Security? Does the Access Person need to obtain pre-clearance approval prior to transacting in the following types of Securities? Employee Compensation Instruments MFC Shares in the MFC Global Share Ownership Plan (GSOP) Yes Automated Purchases—No Sales—Yes Automated Purchases—No Sales—Yes A pre-cleared transaction instruction is valid until executed by the Plan. MFC Restricted Share Units (RSU), Deferred Share Units (DSU), or Performance Share Units (PSU) No No No Options Acquired from MFC or Other Public Company Employer as Part of Employee Compensation (MFC Solium Account options) Yes Yes No Employer Phantom Stock/Phantom Option Interest (granted as compensation to employee, only employer can redeem interest and interest is non-transferable) No No No

Employer (non-MFC) Stock Grant (unvested grant of employer stock, vesting event, sales of vested shares) Unvested and Vested Amounts— Yes Grants—No Vesting Events — No (however if upon vesting the shares are transferred to a brokerage account then yes) Automatic Grants— No Automatic Vesting Event—No Sale of Vested Shares: Yes—if employee directs sale, No—if employer automatically sells vested without direction from employee) 31

Only applicable to Access Persons in the following Access Classification Levels: • Regular Access Person • General Account/MIM Private Markets Front-Office Access Person • MIM Public Markets Front-Office Access Person Reportable Security? Initial and Annual Holdings Reports Reportable Security? Quarterly Transaction Reports Pre-Clearable Security? Unless otherwise indicated on this chart, (i) all Securities positions must be reported initially and annually thereafter, (ii) all Securities transactions must receive advance pre-clearance approval, and (iii) all Securities transactions must be reported quarterly (italicized terms are defined in the Code). Does the Access Person need to report the following types of Securities holdings? Does the Access Person need to report transactions in the following types of Securities? Does the Access Person need to obtain pre-clearance approval prior to transacting in the following types of Securities? Gifts ! Blind Trusts ! Managed Accounts Gifts, Inheritances, or Donations of Reportable Securities (received or given) Yes Yes Securities Gifts & Inheritances Received – No Securities Given or Donated - Yes No Director Indirect Control Over Account (Securities held in, purchased/sold for an account where a person does not have direct or indirect influence or investment/ proxy voting control, e.g., Blind Trusts, Certain Managed Accounts) No No No* *However, you must report initial and annual holdings in (as well as pre-clear and report quarterly transactions for) a Managed Account unless the Access Person has obtained a specific written pre-clearance or reporting exemption from the Code Administrator. 3 2